UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 18, 2023
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Adjustments

On February 18, 2023, the Board of Directors (“Board”) of Genprex, Inc. (“Company”) approved the recommendations of the Compensation Committee of the Board (“Compensation Committee”) to adjust the base salaries of J. Rodney Varner, the President and Chief Executive Officer of the Company, to $586,600; Catherine Vaczy, the Executive Vice President, General Counsel and Chief Strategy Officer of the Company, to $480,500; Ryan Confer, the Chief Financial Officer of the Company, to $430,000; Mark Berger, MD, the Chief Medical Officer of the Company, to $486,500; and Hemant Kumar, PhD, the Chief Manufacturing and Technology Officer of the Company, to $430,000.

Bonuses

On February 18, 2023, the Board approved the recommendations of the Compensation Committee for the payment of a bonus in the amount of $282,000 to Mr. Varner; $184,800 to Ms. Vaczy; $158,800 to Mr. Confer; $187,120 to Dr. Berger; and $160,000 to Dr. Kumar in consideration for their efforts during the 2022 fiscal year in advancing the business of the Company.

Equity Grants

On February 18, 2023, the Board approved the recommendations of the Compensation Committee for the grant of restricted stock units (“RSUs”) pursuant to the Company’s 2018 Equity Incentive Plan in the amount of 625,000 RSUs to Mr. Varner; 245,000 RSUs to Ms. Vaczy; 245,000 RSUs to Mr. Confer; 245,000 RSUs to Dr. Berger; and 200,000 RSUs to Dr. Kumar.  Each of these RSU grants vest in installments of 50% on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. Vested RSUs will be paid in shares of the Company's common stock on a one-to-one basis.

Item 8.01 Other Events.

Abstract data were released today highlighting the potential of the Company’s gene therapy for Type 1 diabetes.  This data were released in conjunction with the upcoming presentation by the Company’s research collaborators at the University of Pittsburgh (“Pitt”) at the 16th International Conference on Advanced Technologies & Treatments for Diabetes (ATTD 2023) taking place February 22-25, 2023 in Berlin, Germany. The presentation will be delivered on February 25th at 2:25 pm CET by Ranjeet S. Kalsi, DO, a member of the laboratory of George Gittes, MD, from Pitt’s Division of Pediatric Surgery, Pittsburgh, Pennsylvania.  The presentation titled, “Pancreatic Intraductal Infusion of Adeno-Associated Virus (“AAV”) to Treat Non-Human Primates in a Toxin-Induced Diabetes Model,” will report results from eight non-human primates (“NHPs”) with toxin-induced diabetes after streptozocin administration.  They received a novel infusion process that used an AAV vector to deliver Pdx1 and MafA genes directly to the pancreas. The statistically significant study results show that post-infusion of the AAV engineered construct, the eight NHPs had decreased insulin requirements (p<0.001); increased c-peptide levels (p<0.05); and improved glucose tolerance compared to baseline (p<0.05) with one demonstrating reestablished normoglycemia. Immunohistochemistry revealed insulin and glucagon staining, which suggest the formation of insulin-producing cells.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: February 22, 2023	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)